As filed with the Securities and Exchange Commission on July 20, 2007

Registration No. 333-90379 Registration No. 333-90379-01 Registration No. 333-90379-02

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 1 to Form F-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Petroleum Geo-Services ASA
PGS Trust II*
PGS Trust III*
(Exact name of registrant as specified in its charter)

Kingdom of Norway Delaware Delaware (State or other jurisdiction of incorporation or organization)	N/A N/A N/A (I.R.S. Employer Identification No.)
Strandveien 4
N-1366 Lysaker, Norway
+47 67 52 66 00
(Address and telephone number of the principal executive offices of the registrants)
James E. Brasher
Vice President and Senior Legal Counsel
Petroleum Geo-Services, Inc.
15150 Memorial Drive
Houston, Texas 77079
(281) 509-8000
(Name, address, and telephone number of agent for service)
     Approximate date of commencement of proposed sale to the public: Not applicable
     If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     * PGS Trust II and PGS Trust III were cancelled pursuant to certificates of cancellation filed with the Secretary of State of the State of Delaware on July 29, 2004 and June 30, 2004, respectively.

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
SIGNATURES
EXHIBIT INDEX
Powers of Attorney

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
     On November 5, 1999, Petroleum Geo-Services ASA, PGS Trust II and PGS Trust III filed a registration statement on Form F-3 (Registration Nos. 333-90379, 333-90379-01 and 333-90379-02) (the “Registration Statement”) to register the offering of U.S. $800 million aggregate initial offering price of (1) debt securities (consisting of senior debt securities and subordinated debt securities), shares and American Depositary Shares representing shares of Petroleum Geo-Services ASA and (2) preferred securities of PGS Trust II and PGS Trust III, junior subordinated debt securities (which may be convertible into shares) of Petroleum Geo-Services ASA and the guarantees by Petroleum Geo-Services ASA of preferred securities that may be issued by PGS Trust II and PGS Trust III. Pursuant to the Registration Statement, U.S. $225 million aggregate initial offering price of senior debt securities were sold, leaving U.S. $575 million aggregate initial offering price of securities registered under the Registration Statement unsold. PGS Trust II and PGS Trust III were cancelled pursuant to certificates of cancellation filed with the Secretary of State of the State of Delaware on July 29, 2004 and June 30, 2004, respectively.
     Petroleum Geo-Services ASA is filing this Post-Effective Amendment No. 1 to remove from registration the U.S. $575 million of securities, as described in clauses (1) and (2) of the preceding paragraph, that remain unsold thereunder.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, Petroleum Geo-Services ASA certifies that it has reasonable grounds to believe that all the requirements for filing on Form F-3 are met and has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form F-3 to be signed on its behalf by the undersigned thereunto duly authorized, in Lysaker, Kingdom of Norway, on July 20, 2007.

PETROLEUM GEO-SERVICES ASA
By:	/s/ Gottfred Langseth
Gottfred Langseth
Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement on Form F-3 has been signed by the following persons in the capacities indicated on July 20, 2007.

* Jens Ulltveit-Moe	Chairman

*	President and Chief Executive Officer
Svein Rennemo	(Principal Executive Officer)

Senior Vice President and Chief Financial
/s/ Gottfred Langseth Gottfred Langseth	Officer (Principal Financial Officer)

*	Vice President and Chief Accounting Officer
Christin Steen-Nilsen	(Principal Accounting Officer)

* Harald Norvik	Director

* Francis Gugen	Director

* Holly Van Deursen	Director

* Wenche Kjølås	Director

* Siri Beate Hatlen	Director

* Dan Piette	Director

By:	/s/ Gottfred Langseth

Gottfred Langseth
Attorney-in-fact

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EXHIBIT INDEX

Exhibit
Number		Document Description

24	—	Powers of Attorney

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